Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Riley Exploration – Permian, LLC
Oklahoma City, Oklahoma

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement of our report dated October 13, 2020, relating to the consolidated financial statements of Riley Exploration – Permian, LLC, which is contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO USA, LLP

Houston, Texas
November 10, 2020